EXHIBIT 99.1

Press Release date June 8, 2011

Vycor Medical, Inc. Completes Equity Capital Raise

BOCA RATON, FL--(June 8, 2011) – VYCOR MEDICAL, INC. (Marketwire--OTCBB:VYCO)

On June 7, 2011, Vycor Medical, Inc.  (“Vycor” or the “Company”) completed the sale of $1,570,000 in Units comprising Preferred Shares and Warrants (the “Units”) to accredited investors (the “Investors”).  The Units were issued pursuant to the terms of separate Series C Convertible Preferred Stock Purchase Agreements between the Company and each of the Investors. This sale is an initial closing (the “Initial Closing”) under the Agreements which allow for maximum proceeds of $3,000,000.

Each Unit was priced at $50,000 and comprised one share of Series C Preferred Convertible Stock convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock ($0.0225 per share) and a Warrant to purchase 1,111,111 shares of the Company’s Common Stock at $0.03 per share for a period of three years.  A total of 69,777,773 shares of Series C Convertible Preferred Stock and Warrants to purchase 34,888,890 shares of the Company’s Common Stock were issued in the offering.  The proceeds of the sale of the Units will be used for working capital and general corporate purposes.  A portion of the proceeds is earmarked for the cost of investor relations.

14.40 Units were sold in the offering by a placement agent and the Company directly sold an additional 17.00 Units to Investors.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (VYCO.BB) is a medical device company committed to making neurological brain, spinal and other surgical procedures safer and more effective.  The company’s flagship, Patent Pending ViewSite™ Surgical Access Systems represent an exciting new minimally invasive access and retraction system that holds the potential for speedier, safer and more economical brain, spinal and other surgeries and a quicker patient discharge.  Vycor’s innovative medical instruments are designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery, and add tangible value to the professional medical community. Vycor is ISO 13485:2003 compliant, has FDA 510(K) clearance for brain and spine surgeries, and CE marketing and HPB licensing in Canada.

Vycor Medical’s subsidiary NovaVision, Inc. researches, develops and provides science-driven light-based neurostimulation therapy and other medical technologies that help restore sight to patients with neurological vision impairments.  The company’s proprietary, award-winning Visual Restoration Therapy (VRT) platform is FDA-cleared and clinically supported to improve lost vision resulting from stroke, brain cancer, traumatic brain injury (“TBI”), or other acquired brain injury. VRT can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist. NovaVision also provides a device that aids in the diagnosis of visual field deficits: the Head Mounted Perimeter (HMPTM) - a portable and ADA-compliant instrument to aid in the detection and measurement of visual field deficits even in bed-ridden patients.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.VycorMedical.com or www.NovaVision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.